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Exhibit 99.1

Press Release
Titan Reports Fourth Quarter Results:
Fourth Quarter Revenues of $331.9 Million; Fourth Quarter Pro Forma EPS of $.15

        —New Bookings in Titan Systems total approximately $400 million in the quarter; Government backlog now totals $2.8 billion—

SAN DIEGO, CA February 11, 2002—The Titan Corporation (NYSE: TTN) today reported revenues of $331.9 million for the fourth quarter of fiscal 2001, an increase of 21% compared to $274.9 million for the same period last year. Pro forma operating income was $24.8 million for the fourth quarter compared to $25.7 million in the same period last year. Pro forma net income for the fourth quarter was $10.2 million or $.15 per share (diluted) compared to net income of $13.1 million or $.23 per share (diluted) for the fourth quarter of fiscal 2000.

For fiscal year 2001, Titan reported revenues of $1.13 billion, pro forma operating income of $81.3 million, and pro forma net income from continuing operations of $28.9 million or $.45 per share (diluted), compared to revenues of $1.0 billion, pro forma operating income of $84.9 million, and pro forma net income from continuing operations of $42.1 million or $.71 per share (diluted) in 2000.

Pro forma results are from continuing operations and exclude goodwill amortization, deferred compensation, and acquisition related and other charges. A reconciliation between pro forma results and results in accordance with Generally Accepted Accounting Principles (GAAP) is attached to this release.

Net income from continuing operations in accordance with generally accepted accounting principles for the fourth quarter of fiscal 2001 was $7.9 million or $.12 per share (diluted) compared to net income of $3.9 million or $.05 per share (diluted) in the same period last year.

Net loss from continuing operations in accordance with generally accepted accounting principles for fiscal 2001 was $14.2 million or a loss of $.32 per share compared with a net loss from continuing operations of $12.1 million or $.30 per share in 2000. Net loss including discontinued operations for fiscal 2001, which reflects the treatment of SureBeam as a discontinued operation, was $98.6 million or a loss of $1.76 per share, compared to a loss of $18.7 million, or $.44 per share for fiscal 2000, which also included an extraordinary loss of $4.7 million, or $.09 loss per share.

"Despite the fact that 2001 was a difficult year for our commercial information technology businesses, we were successful in accomplishing several of our most important goals at Titan. We increased the size of our government information technology business to almost a billion dollars and we completed the Initial Public Offering of SureBeam in one of the most difficult IPO markets in recent memory. We also completed two acquisitions of government companies that are important strategically for the corporation," said Gene W. Ray, Chairman, President and CEO of Titan in summarizing the results of the past year.

"As a result of these accomplishments in 2001, and a significant increase in the number of large new opportunities in our defense business, we enter the new year with a positive outlook. We look forward to spinning off SureBeam to our shareholders as soon as practical after receipt of a tax free determination by the IRS, which will be an important validation of our value creation strategy," Ray concluded.

"From both a financial and an operational perspective, Titan has every reason to be optimistic about 2002. We have improved our capital structure through the completion of a follow on equity offering and by significantly reducing our debt to total capitalization from 76% at the end of 2000 to approximately 55% at the end of 2001. We have a predictable and growing defense business in an environment where the defense budget is growing more rapidly than it has in many years. The environment is especially favorable for companies like Titan whose principal focus is intelligence, surveillance and reconnaissance and defense electronics," said Eric M. DeMarco, Executive Vice President and Chief Operating Officer of Titan.

"In the fourth quarter, we continued to see strong evidence that our acquisition strategy is working, with approximately $400 million in new bookings in Titan Systems. While we currently expect Titan to generate approximately $137 to $140 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) in 2002 and approximately $60 to $65 million in cash flow after estimated payments for interest and capital expenditures, we are hopeful that increases in the defense budget combined with our ability to bid on and win larger and more diverse contracts may significantly accelerate our current internal growth projections in Titan Systems later in the year and into 2003," DeMarco concluded.

Highlights of Business Segments

Titan Systems (Government Information Technologies)

Revenues in Titan's government information technologies subsidiary, Titan Systems, increased 24% to $264.6 million in the fourth quarter of fiscal 2001 compared to $213.3 million in the fourth quarter of fiscal 2000. New bookings in the quarter were exceptionally strong at approximately $400 million, resulting in total backlog in Titan Systems of $2.8 billion.

Increased revenues in the fourth quarter resulted in part from strong demand from the Air Force for information solutions support, from the Army for acquisition and logistics management, systems engineering, software test and evaluation, and a variety of other technical services and from continued work on the Army's Prophet Program. Internal growth was also fueled in part by increased revenues from federal agencies involved in intelligence activities for secure communications, signal intelligence, information security, and encryption products and services and by increased revenues from certain federal civilian agencies such as NASA.    Also included in fourth quarter results are revenues for work performed for a variety of agencies in support of security operations for the Salt Lake City Olympic Games and revenues for a variety of anti-terrorism and emergency planning activities. The acquisition of Datron in September 2001 and BTG in November 2001 also contributed to fourth quarter results.

Pro forma operating profit increased 9% to $24.8 million from $22.8 million in the fourth quarter of fiscal 2000. On a GAAP basis, including goodwill amortization, Titan Systems' reported operating profit increased 8% to $22.3 million in the fourth quarter of fiscal 2001 from $20.6 million a year ago.

Titan Wireless (Wireless Communications)

Revenues in Titan's communications subsidiary, Titan Wireless, increased 13% to $27.2 million in the fourth quarter of fiscal 2001 from $24.0 million in the fourth quarter of fiscal 2000. Increased revenues were primarily due to increased service revenue. Titan Wireless' pro forma operating profit for the fourth quarter of fiscal 2001 was $3.2 million compared to an operating profit of $3.4 million in fiscal 2000. Slightly decreased margins were primarily the result of increased investment in the development of Titan Wireless' network and corporate retail business. On a GAAP basis, including goodwill amortization, Titan Wireless' reported operating profit was $2.9 million for the fourth quarters of both 2001 and 2000.

Cayenta (Commerical Information Technology Software and Services)

Revenues in Titan's commercial information technology software and services subsidiary, Cayenta, decreased 38% to $13.5 million in the fourth quarter of fiscal 2001 from $21.7 million in the fourth quarter of fiscal 2000. Decreased year over year revenues were a result of continued weakness in the market for commercial information technology services and e-business software applications. Pro forma operating profit for the fourth quarter of 2001 was $.2 million compared to an operating profit of $.8 million in fiscal 2000. On a GAAP basis, including goodwill amortization and deferred compensation, Cayenta's reported operating loss for the fourth quarter of fiscal 2001 was $3.4 million compared to an operating loss of $2.9 million a year ago.

Emerging Technologies

Revenues in Titan's Emerging Technologies and Businesses segment increased 67% to $26.6 million in the fourth quarter of fiscal 2001 from $15.9 million in the fourth quarter of fiscal 2000. Four businesses currently comprise the majority of the revenue in the Emerging Technologies segment. These businesses are Titan's medical product sterilization business (Titan Scan), Titan's wireless networking chipset business (LinCom Wireless), Titan's fingerprint scanner business (ImagClear), and Titan's commercial information technology business focused primarily on the financial services industry (AverCom). Also included in fourth quarter of 2001 results are approximately $16 million of revenue recognized under Titan's contract with the U.S. Postal Service for mail sanitization systems. Pro forma operating profit in the Emerging Technologies and Businesses segment was $.9 million for the fourth quarter of 2001 compared to an operating profit of $1.4 million for the fourth quarter of fiscal 2000. Decreased margins were primarily the result of increased expenses in LinCom Wireless and in several new emerging technologies in the process of being commercialized. On a GAAP basis, including goodwill amortization, the Emerging Technologies segment's reported operating profit decreased to $.6 million from $1.0 million a year ago.

Headquartered in San Diego, The Titan Corporation creates, builds and launches technology-based businesses, offering innovative technical solutions. For more than 20 years, Titan has provided comprehensive information systems solutions and services to the Department of Defense and intelligence agencies. Today, three of Titan's four core businesses develop and deploy communications and information technology solutions and services. In addition, through its subsidiary SureBeam (NASDAQ: SURE), Titan markets the leading technology for the electronic pasteurization of food products and Titan is continually identifying promising technologies suitable for commercialization. The company has 10,000 employees and annualized sales of approximately $1.3 billion.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include the Company's belief that the outlook for 2002 is positive, that it will be able to spin off SureBeam to Titan shareholders, and that projected increases in the defense budget combined with Titan's ability to bid on and win larger contracts may accelerate current internal growth projections. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into new commercial businesses and new markets that require the company to develop demand for its product, its ability to execute its spin off strategy, dependence on continued funding of U.S. Department of Defense and federal civilian agency programs, contract termination risks, risks associated with acquiring other companies, including integration risks, the risks of doing business in developing countries and international markets including foreign currency risks, and other risks described in the Company's Securities and Exchange Commission filings."

THE TITAN CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

From Continuing Operations Excluding Acquisition and Integration Related Charges and Other, Amortization

of Goodwill, Deferred Compensation and Extraordinary Items

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2001	2000	2001	2000
Revenues	$331,906	$274,953	$1,132,052	$1,008,003

Costs and expenses:
Cost of revenues	247,971	190,675	844,859	742,294
Selling, general and administrative expense	56,507	54,905	192,898	169,040
Research and development expense	2,640	3,678	13,039	11,762

Total costs and expenses	307,118	249,258	1,050,796	923,096

Operating profit	24,788	25,695	81,256	84,907
Interest expense — net	(7,733)	(9,219)	(34,952)	(32,399)

Income before income taxes and minority interests	17,055	16,476	46,304	52,508
Income tax provision	6,822	3,350	18,522	11,497

Income before minority interests	10,233	13,126	27,782	41,011
Minority interests	—	(49)	1,105	1,048

Net income	10,233	13,077	28,887	42,059
Dividend requirements on preferred stock	(173)	(173)	(690)	(692)

Net income applicable to common stock	$10,060	$12,904	$28,197	$41,367

Basic earnings per share:
Net income	$0.15	$0.24	$0.47	$0.76
Weighted average shares	66,907	52,991	58,793	52,717

Diluted earnings per share:
Net income	$0.15	$0.23	$0.45	$0.71

Weighted average shares	68,956	55,248	60,867	56,095

    The above pro forma amounts have been adjusted to eliminate acquisition and integration related charges and other, amortization of goodwill, deferred compensation and an extraordinary loss from early extinguishments of debt, net of the related tax benefit. The variance in the GAAP and pro forma income tax rates is a result of significant non-deductible items for goodwill amortization, deferred compensation and acquisition and integration related charges and other. This pro forma information is not prepared in accordance with generally accepted accounting principles.

THE TITAN CORPORATION

PRO FORMA SEGMENT INFORMATION

EXCLUDING ACQUISITION AND INTEGRATION RELATED CHARGES AND OTHER,

AMORTIZATION OF GOODWILL, AND DEFERRED COMPENSATION

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2001	2000	2001	2000
Revenues:
Titan Systems	$264,621	$213,331	$918,978	$796,202
Titan Wireless	27,198	23,976	92,748	81,450
Titan Software Systems (including Cayenta)	13,459	21,739	58,283	77,435
Emerging Technologies and Businesses	26,628	15,907	62,043	52,916

	$331,906	$274,953	$1,132,052	$1,008,003

Operating profit (loss):
Titan Systems	$24,830	$22,774	$85,521	$76,879
Titan Wireless	3,216	3,393	9,242	12,100
Titan Software Systems (including Cayenta)	230	813	(1,611)	2,147
Emerging Technologies and Businesses	903	1,376	3,166	5,170

Segment operating profit before corporate	29,179	28,356	96,318	96,296
Corporate	(4,391)	(2,661)	(15,062)	(11,389)

	$24,788	$25,695	$81,256	$84,907

THE TITAN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2001	2000	2001	2000
Revenues	$331,906	$274,953	$1,132,052	$1,008,003

Costs and expenses:
Cost of revenues	247,971	190,675	844,859	742,294
Selling, general and administrative expense	56,507	54,905	192,898	169,040
Research and development expense	2,640	3,678	13,039	11,762
Amortization of goodwill	6,724	6,745	26,625	27,540
Deferred compensation	1,093	4,901	4,282	5,538
Acquisition and integration related charges and other	—	364	36,768	39,358

Total costs and expenses	314,935	261,268	1,118,471	995,532

Operating profit	16,971	13,685	13,581	12,471
Interest expense — net	(7,733)	(9,219)	(34,952)	(32,399)

Income (loss) from continuing operations before income taxes, minority interests and extraordinary loss	9,238	4,466	(21,371)	(19,928)
Income tax provision (benefit)	1,386	1,599	(347)	(3,712)

Income (loss) from continuing operations before minority interests and extraordinary loss	7,852	2,867	(21,024)	(16,216)
Minority interests	—	1,002	6,826	4,127

Income (loss) from continuing operations before extraordinary loss	7,852	3,869	(14,198)	(12,089)
Loss from discontinued operations, net of tax benefit	—	(564)	(84,416)	(1,895)
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	(4,744)

Net income (loss)	7,852	3,305	(98,614)	(18,728)
Dividend requirements on preferred stock	(173)	(173)	(690)	(692)

Net income (loss) applicable to common stock	$7,679	$3,132	$(99,304)	$(19,420)

Basic earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.12	$0.05	$(0.32)	$(0.30)
Loss from discontinued operations, net of taxes	—	(0.01)	(1.44)	(0.04)
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	(0.09)

Net income (loss)	$0.12	$0.04	$(1.76)	$(0.43)

Weighted average shares	66,907	52,991	58,793	52,717

Diluted earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.12	$0.05	$(0.32)	$(0.30)
Loss from discontinued operations, net of taxes	—	(0.01)	(1.44)	(0.05)
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	(0.09)

Net income (loss)	$0.12	$0.04	$(1.76)	$(0.44)

Weighted average shares	68,956	55,248	58,793	52,717

THE TITAN CORPORATION

SEGMENT INFORMATION

(in thousands of dollars)

	Three months ended December 31,		Year ended December 31,
	2001	2000	2001	2000
Revenues:
Titan Systems	$264,621	$213,331	$918,978	$796,202
Titan Wireless	27,198	23,976	92,748	81,450
Titan Software Systems (including Cayenta)	13,459	21,739	58,283	77,435
Emerging Technologies and Businesses	26,628	15,907	62,043	52,916

	$331,906	$274,953	$1,132,052	$1,008,003

Operating profit (loss):
Titan Systems	$22,320	$20,572	$75,800	$67,282
Titan Wireless	2,861	2,937	7,693	11,644
Titan Software Systems (including Cayenta)	(3,427)	(2,857)	(16,150)	(15,350)
Emerging Technologies and Businesses	581	959	1,960	4,543
Acquisition and integration related charges and other	—	(364)	(36,768)	(39,358)

Segment operating profit before Corporate	22,335	21,247	32,535	28,761
Corporate	(5,364)	(7,562)	(18,954)	(16,290)

	$16,971	$13,685	$13,581	$12,471

THE TITAN CORPORATION

RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS TO

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended December 31, 2001		Year ended December 31, 2001
	GAAP	PROFORMA	GAAP	PROFORMA
Revenues	$331,906	$331,906	$1,132,052	$1,132,052

Costs and expenses:
Cost of revenues	247,971	247,971	844,859	844,859
Selling, general and administrative expense	56,507	56,507	192,898	192,898
Research and development expense	2,640	2,640	13,039	13,039
Amortization of goodwill	6,724	—	26,625	—
Deferred compensation	1,093	—	4,282	—
Acquisition and integration related charges and other	—	—	36,768	—

Total costs and expenses	314,935	307,118	1,118,471	1,050,796

Operating profit	16,971	24,788	13,581	81,256
Interest expense — net	(7,733)	(7,733)	(34,952)	(34,952)

Income (loss) from continuing operations before income
taxes, minority interests and extraordinary loss	9,238	17,055	(21,371)	46,304
Income tax provision (benefit)	1,386	6,822	(347)	18,522

Income (loss) from continuing operations before minority interests and extraordinary loss	7,852	10,233	(21,024)	27,782
Minority interests	—	—	6,826	1,105

Income (loss) from continuing operations before extraordinary loss	7,852	10,233	(14,198)	28,887
Loss from discontinued operations, net of tax benefit	—	—	(84,416)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	—

Net income (loss)	7,852	10,233	(98,614)	28,887
Dividend requirements on preferred stock	(173)	(173)	(690)	(690)

Net income (loss) applicable to common stock	$7,679	$10,060	$(99,304)	$28,197

Basic earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.12	$0.15	$(0.32)	$0.47
Loss from discontinued operations, net of taxes	—	—	(1.44)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	—

Net income (loss)	$0.12	$0.15	$(1.76)	$0.47

Weighted average shares	66,907	66,907	58,793	58,793

Diluted earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.12	$0.15	$(0.32)	$0.45
Loss from discontinued operations, net of taxes	—	—	(1.44)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	—	—

Net income (loss)	$0.12	$0.15	$(1.76)	$0.45

Weighted average shares	68,956	68,956	58,793	60,867

    The above pro forma amounts have been adjusted to eliminate acquisition and integration related charges and other, amortization of goodwill, deferred compensation and an extraordinary loss from early extinguishments of debt, net of the related tax benefit. The variance in the GAAP and pro forma income tax rates is a result of significant non-deductible items for goodwill amortization, deferred compensation and integration related charges and other. The pro forma information is not prepared in accordance with generally accepted accounting principles.

THE TITAN CORPORATION

RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS TO

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended December 31, 2000		Year ended December 31, 2000
	GAAP	PROFORMA	GAAP	PROFORMA
Revenues	$274,953	$274,953	$1,008,003	$1,008,003

Costs and expenses:
Cost of revenues	190,675	190,675	742,294	742,294
Selling, general and administrative expense	54,905	54,905	169,040	169,040
Research and development expense	3,678	3,678	11,762	11,762
Amortization of goodwill	6,745	—	27,540	—
Deferred compensation	4,901	—	5,538	—
Acquisition and integration related charges and other	364	—	39,358	—

Total costs and expenses	261,268	249,258	995,532	923,096

Operating profit	13,685	25,695	12,471	84,907
Interest expense — net	(9,219)	(9,219)	(32,399)	(32,399)

Income (loss) from continuing operations before income taxes, minority interests and extraordinary loss	4,466	16,476	(19,928)	52,508
Income tax provision (benefit)	1,599	3,350	(3,712)	11,497

Income (loss) from continuing operations before minority interests and extraordinary loss	2,867	13,126	(16,216)	41,011
Minority interests	1,002	(49)	4,127	1,048

Income (loss) from continuing operations before extraordinary loss	3,869	13,077	(12,089)	42,059
Loss from discontinued operations, net of tax benefit	(564)	—	(1,895)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	(4,744)	—

Net income (loss)	3,305	13,077	(18,728)	42,059
Dividend requirements on preferred stock	(173)	(173)	(692)	(692)

Net income (loss) applicable to common stock	$3,132	$12,904	$(19,420)	$41,367

Basic earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.05	$0.24	$(0.30)	$0.76
Loss from discontinued operations, net of taxes	(0.01)	—	(0.04)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	(0.09)	—

Net income (loss)	$0.04	$0.24	$(0.43)	$0.76

Weighted average shares	52,991	52,991	52,717	52,717

Diluted earnings (loss) per share:
Income (loss) from continuing operations before extraordinary loss	$0.05	$0.23	$(0.30)	$0.71
Loss from discontinued operations, net of taxes	(0.01)	—	(0.05)	—
Extraordinary loss from early extinguishments of debt, net of taxes	—	—	(0.09)	—

Net income (loss)	$0.04	$0.23	$(0.44)	$0.71

Weighted average shares	55,248	55,248	52,717	56,095

    The above pro forma amounts have been adjusted to eliminate acquisition and integration related charges and other, amortization of goodwill, deferred compensation and an extraordinary loss from early extinguishments of debt, net of the related tax benefit. The variance in the GAAP and pro forma income tax rates is a result of significant non-deductible items for goodwill amortization, deferred compensation and integration related charges and other. The pro forma information is not prepared in accordance with generally accepted accounting principles.

Media Contact: Wil Williams, Vice President Corporate Communications (858) 552-9724 or wwilliams@titan.com
Investor Relations Contact: Rochelle Bold, Vice President Investor Relations (858) 552-9400 or invest@titan.com

If you would like to receive press releases via electronic mail, please contact invest@titan.com

Press Releases and other Titan information are available on The Titan Corporation's

World Wide Web site: http://www.titan.com

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Press Release Titan Reports Fourth Quarter Results: Fourth Quarter Revenues of $331.9 Million; Fourth Quarter Pro Forma EPS of $.15
THE TITAN CORPORATION PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS From Continuing Operations Excluding Acquisition and Integration Related Charges and Other, Amortization of Goodwill, Deferred Compensation and Extraordinary Items (Unaudited)
THE TITAN CORPORATION PRO FORMA SEGMENT INFORMATION EXCLUDING ACQUISITION AND INTEGRATION RELATED CHARGES AND OTHER, AMORTIZATION OF GOODWILL, AND DEFERRED COMPENSATION (Unaudited)
THE TITAN CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
THE TITAN CORPORATION SEGMENT INFORMATION (in thousands of dollars)
THE TITAN CORPORATION RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share data)
THE TITAN CORPORATION RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share data)
If you would like to receive press releases via electronic mail, please contact invest@titan.com Press Releases and other Titan information are available on The Titan Corporation's World Wide Web site: http://www.titan.com